Exhibit 99.1

Contact: Wesley B. Wampler
Director, Investor Relations
Phone: 540-949-3447
wamplerwes@ntelos.com

NTELOS Holdings Corp. Announces

Amendment to the Credit Facility of NTELOS Inc.

WAYNESBORO, VA – March 12, 2007 – NTELOS Holdings Corp. (NASDAQ: NTLS) today announced that NTELOS Inc., a wholly owned subsidiary, has entered into an amendment to its credit facility to modify the restricted payments covenant of the credit agreement which affects the Company’s ability to pay dividends and repurchase common stock. This amendment provides flexibility to make certain restricted payments, including a regular quarterly dividend if the Board of Directors were to so determine in the future. For more information about this amendment, please see the Company’s Current Report on Form 8-K filed with the SEC today.

###

About NTELOS

NTELOS Holdings Corp. is an integrated communications provider with headquarters in Waynesboro, VA. NTELOS provides products and services to customers in Virginia, West Virginia, Kentucky, Ohio, Tennessee, Maryland and North Carolina, including wireless phone service, local and long distance telephone services, and data services for internet access and wide area networking. Detailed information about NTELOS is available at www.ntelos.com.